Exhibit 99.1

FOR IMMEDIATE RELEASE
FREMONT, CA -- (Marketwired) - 8/10/2016 -- Lam Research Corporation (“Lam”) and KLA-Tencor Corporation (“KLA-Tencor”) today provided an update on their planned business combination. As previously disclosed, the parties continue to discuss their proposed merger, including potential remedies, with the staff of the Department of Justice (the “DOJ”), and with competition authorities in Korea, Japan and China. The companies continue to believe the transaction is pro-competitive and beneficial to their respective customers, employees and suppliers.

Lam and KLA-Tencor are working diligently to receive the necessary regulatory approvals. However, it has become more likely that obtaining regulatory clearances in one or more of the remaining jurisdictions may extend beyond October 20, 2016, the outside date set forth in the merger agreement.

The companies will announce when clearances are obtained, but they do not plan to comment on specific discussions with regulatory agencies, or comment at this time on action Lam or KLA-Tencor will take if the outside date is reached without obtaining all necessary approvals.

About Lam Research:
Lam Research Corp. (Nasdaq: LRCX) is a trusted global supplier of innovative wafer fabrication equipment and services to the semiconductor industry. Lam's broad portfolio of market-leading deposition, etch, and clean solutions helps customers achieve success on the wafer by enabling device features that are 1,000 times smaller than a grain of sand, resulting in smaller, faster, more powerful, and more power-efficient chips. Through collaboration, continuous innovation, and delivering on commitments, Lam is transforming atomic-scale engineering and enabling its customers to shape the future of technology. Based in Fremont, Calif., Lam Research is a Nasdaq-100 Index® and S&P 500® company whose common stock trades on the Nasdaq Global Select Market(SM) under the symbol LRCX. For more information, please visit http://www.lamresearch.com. (LRCX-F)

About KLA-Tencor:
KLA-Tencor Corporation, a leading provider of process control and yield management solutions, partners with customers around the world to develop state-of-the-art inspection and metrology technologies. These technologies serve the semiconductor, LED, and other related nanoelectronics industries. With a portfolio of industry standard products and a team of world-class engineers and scientists, the company has created superior solutions for its customers for nearly 40 years. Headquartered in Milpitas, Calif., KLA-Tencor has dedicated customer operations and service centers around the world. Additional information may be found at www.kla-tencor.com. (KLAC-F)

Caution Regarding Forward-Looking Statements:
This document contains forward-looking statements within the meaning of the federal securities laws, including the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on Lam’s and KLA-Tencor’s current expectations, estimates and projections, their respective managements’ beliefs, and certain assumptions made by Lam and KLA-Tencor, all of which are subject to change. Forward-looking statements can often be identified by words such as “likely,” “plan,” “believe,” “will,” “may,” “if,” similar expressions, and variations or negatives of these words. Examples of such forward-looking statements include, but are not limited to, statements in this document regarding (i) the proposed transaction between Lam and KLA-Tencor, (ii) Lam’s and KLA-Tencor’s expectations regarding the benefits of the transaction, (iii) Lam’s and KLA-Tencor’s expectations regarding the receipt of regulatory clearances for the transaction, (iv) Lam’s and KLA-Tencor’s plans to comment on receipt of regulatory clearances or discussions with regulatory agencies, and (v) Lam’s and KLA-Tencor’s expected timetable for completing the transaction. There are a number of important factors that could cause actual results or events to differ materially from those indicated by such forward-looking statements, including: the merger may not close and if it does close we may not receive the expected benefits of the proposed transaction, such as the scale and breadth of critical technologies and better financial performance for our stockholders; the parties’ ability to consummate the transaction; the risk that regulatory approvals required for the merger are not obtained, are not obtained prior to the outside date set forth in the merger agreement, or are obtained subject to conditions that are not anticipated; the risk that the other conditions to the closing of the merger are not satisfied; and the other factors described in Lam’s Quarterly Report on Form 10-Q for the quarter ended March 27, 2016, KLA-Tencor’s Annual Report on Form 10-K for the year ended June 30, 2016, and the joint proxy statement/prospectus filed by Lam on January 13, 2016 with the Securities and Exchange Commission. Lam and KLA disclaim any intention or obligation to update any forward-looking statements as a result of developments occurring after the date of this document.

Company Contacts:

Lam Research Investor Relations
Satya Kumar
Phone: 510-572-1615
Email: investor.relations@lamresearch.com

KLA-Tencor Investor Relations
Ed Lockwood
Phone: 408-875-9529
Email: ed.lockwood@kla-tencor.com